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                                                              [UUNET LOGO]



27 December 2000

Yapalot
4884 Dufferin St. Suite #1
Downsview, ON  M3H 5S8
Mr. James Tetaka
 Tel: (416) 736-8882 Fax: (416) 645-7681

This Colocate Service quotation is only valid if accompanied by a dedicated circuit quotation.

This quotation will provide you ('Customer') with colocation service for your equipment. UUNET Canada will provide the Customer with the defined amount of cabinet space below, which includes one 15 AMP 110VAC power outlet* in an environmentally controlled, secure POP or Data Centre.

The Customer is responsible for any out-of-band (OOB) management equipment, remote backup capabilities, and remote power-cycling equipment. UUNET recommends that Customer's equipment be 19" rack-mounted, however if it is not, UUNET will supply a shelf for the Customer's equipment if required. UUNET assumes responsibility for the cabinet, power, the connection between the customer's equipment and UUNET's backbone and any UUNET backbone issues. The customer's equipment will be the demarcation point for UUNET. The customer is wholly responsible for their equipment and any telecommunications lines (analog/ISDN, etc) connected to their equipment. The customer is also responsible for all troubleshooting and maintenance of their equipment. If the customer requires physical access to the UUNET POP, it must be arranged through UUNET staff and additional charges may apply (see Schedule A).

ITEM   DESCRIPTION                            QUANTITY    PER UNIT    PER MONTH
--------------------------------------------------------------------------------
1      RENTAL OF CABINET SPACE FOR YOUR
       EQUIPMENT (1/3CABINET)                 12                      $350

       SUB TOTAL

*There will be a charge for additional outlets (see Schedule A).

The "Minimum Service Period" for colocation is the number of months listed above under quantity. All colocation items are invoiced monthly in advance. The first invoice is sent upon our receipt of this quotation signed by you. Subsequent months are invoiced beginning 5 business days after basic IP connectivity is established on your link. Colocate terms are net thirty (30) days. All payments must be made payable to UUNET Canada Inc. UUNET reserves the right to revise fees with 60 days written notice.

I (Customer) have read and accept the attached Terms and Conditions (TC-COLO v1.2) and the Acceptable Use Policy, which, together with this Quotation, constitute the entire Agreement between UUNET Canada and Customer. This agreement is subject to credit approval, which will be deemed granted upon start of service delivery.

UUNET Canada Inc.                                      Yapalot

Per:___________________________________________        Per:__________________________________________
LISA PFEIFFER                                          JAMES TETAKA
ACCOUNT EXECUTIVE                                      VOIP MANAGER
Authorized Signing Authority                           Authorized Signing Authority
                                                       Date:_________________________________________

Please sign and return to UUNET Two (2) Original signed copies of this Form, together with a dated and initialled copy of the Terms and Conditions forming
part of this Agreement. Please also send a copy by facsimile to                .



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                                                              [UUNET LOGO]



SCHEDULE A

UUHOST COLOCATE PRICING

Colocate Service offers customers the opportunity to take advantage of UUNET's data facilities and network plus the flexibility to administer and access their own equipment. Colocation has no "standard configuration." Customers bring their own equipment to one of our data centres or colocation spaces and chooses cabinet space and connectivity that best meets their individual needs.

PRICING:

CABINET SPACE       MONTHLY SERVICE              APPROXIMATE USABLE SPACE
1/3 of a Cabinet        $350.00                 22" high x 19" x 27" deep*
1/2 of a Cabinet        $500.00                 33" high x 19" x 27" deep*
Full Cabinet           $1000.00                 66" x 19" wide x 27" deep*

*Measurements are the interior dimensions, i.e. the space available for customer equipment.

SETUP CHARGES:
Currently the setup charges are included with the circuit setup charges associated with the dedicated circuit purchased with this service.

ADDITIONAL CUSTOMER PROVISIONED CIRCUITS:
There will be a $250 setup charge for each PRI/Telco line provisioned by the customer. UUNET is not responsible for connecting the line to the customer's equipment (escort fees may apply).

EQUIPMENT AVAILABILITY:
Customers must provide the following equipment for their own use:
o  Remote Powercycling equipment.
o  Out-of-band (OOB) management equipment.
o  Remote backup capabilities.

ADDITIONAL POWER:

The following charges apply for additional power outlets:

EACH ADDITIONAL 120VAC 15A UPS RECEPTACLE
Monthly Rate         One Time Setup Charge
    $15                     $300.00

EACH ADDITIONAL 120VAC 15A NON-UPS RECEPTACLE
Monthly Rate         One Time Setup Charge
     N/A                    $300.00

EACH ADDITIONAL 120VAC 30A UPS RECEPTACLE
Monthly Rate         One Time Setup Charge
    $30                     $400.00


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UUNET POP ACCESS FEES

Access only by arrangement and with UUNET Canada and under escort.


                             COLOCATION ESCORT RATES
-------------------------------------------------------------------------------------------------------------------
POP                      MAINTENANCE ACCESS (24 HRS NOTICE REQUIRED)     EMERGENCY ACCESS (LESS THAN 24 HRS NOTICE)
---                      -------------------------------------------     ------------------------------------------
                         09:00 - 17:00          17:00 - 09:00
-------------------------------------------------------------------------------------------------------------------
TOR2 & 3                 $50 / hr               $50 / hr                 $200 / hr
-------------------------------------------------------------------------------------------------------------------
MTL1 & 2                 $50 / hr               $200 / hr                $200 / hr
-------------------------------------------------------------------------------------------------------------------
CAL1                     $50 / hr               $50 / hr                 $350 / hr
-------------------------------------------------------------------------------------------------------------------
All other Remote POPs    $200 / hr              $200 / hr                $350 / hr
-------------------------------------------------------------------------------------------------------------------

A minimum charge of one hour applies to all escorts.

LABOUR FOR ADMINISTRATIVE OR TECHNICAL SERVICES - $150/hr, availability of services varies by POP

COLOCATION ACCESS TURN-AROUND TIME

If customer's collocated hardware fails, the expected turn-around times to gain access to our colocated space in the Toronto and Montreal Data Center are:

              Weekdays:             Mon - Fri, 8am - 11pm: 1 hour
              Weekdays:             Mon - Fri, 11pm - 8am: 4 hours
              Weekends or Holidays:  7am - 7pm: 1 hour
              Weekends or Holidays:  7pm - 7am: 4 hours

Access turn-around time for Remote POP's cannot be guaranteed.

UUNET Canada will make every effort to co-ordinate escorted customer access to the Remote POP in a timely fashion.

SERVER REBOOTS - MONTREAL POP OR DATA CENTER AND TORONTO POP OR DATA CENTER ONLY

If the customer requires that UUNET attempt a reboot of their equipment, the following fees are applied;

$75.00 per reboot from 9 am to 5 pm (except holidays) Monday to Friday. $150.00 per reboot from 5 pm to 9 am Monday - Friday, weekends and during holidays.

The following turn-around times apply;

              Weekdays:             Mon - Fri, 8am - 11pm: 1 hour
              Weekdays:             Mon - Fri, 11pm - 8am: 4 hours
              Weekends or Holidays:  7am - 7pm: 1 hour
              Weekends or Holidays:  7pm - 7am: 4 hours


Note: UUNET SUGGESTS THAT CUSTOMERS INSTALL THEIR OWN REMOTE REBOOTING SYSTEM.